Exhibit 99.1

Press Contact: Tom Rodak	Investor Relations:
Marketing and Communications Manager (765) 771-5535	(765) 771-5310
FOR IMMEDIATE RELEASE
WABASH NATIONAL CORPORATION ANNOUNCES FIRST QUARTER RESULTS
LAFAYETTE, Ind. — April 26, 2006 — Wabash National Corporation (NYSE: WNC) today announced results for the three months ended March 31, 2006. Net sales for the first quarter were $262.1 million compared to $256.1 million for the same period last year. Net income for the quarter was $4.3 million or $0.13 per diluted share, compared to $18.5 million or $0.52 per diluted share for the same period last year. Income for the 2006 first quarter was taxed at a 39% effective tax rate while the prior year was taxed at alternative minimum tax rates. The acquisition of Transcraft, completed March 3, 2006, added approximately $2.7 million to sales in the quarter.
Commenting on these results, Bill Greubel, Chief Executive Officer, stated, “While many aspects of the business were challenged during the quarter, we continue to gain momentum with our initiatives in plant automation, product standardization and alternative sourcing, and we expect this to be demonstrated in improved future results. These challenges included sales volumes being constrained by an unusually high percentage of customer equipment pick-up delays (versus factory deliveries), margin compression resulting from competitive pricing and higher raw materials costs. Also, during the quarter we made the decision to withdraw from the intermodal container market and completed all production by the end of the quarter. The current period includes a charge of $1.1 million to write-off related assets.”
“On a positive note, we continue to see strong quote and order activity throughout all buying segments and have booked approximately 85 percent of our sales target for 2006, ahead of last year’s pace,” added Mr. Greubel. “During the next two quarters we are planning to increase production by approximately 20% so as to better manage our backlog. A significant part of this planned build will be the ramping up of our new semi automated Alpha line to three shifts. We believe as our key initiatives are gaining traction, we have seen a bottom to our margin erosion and expect to see incremental improvement over the next several quarters.”
The Company achieved new trailer unit sales of 11,700 for the first quarter of 2006 compared to 11,200 the first quarter of 2005. Backlog at March 31, 2006 amounted to approximately $610 million, including $42 million related to Transcraft.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and

Eagle® brand names. The company operates two wholly owned subsidiaries; Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements including statements about our expectations for improvement in future results are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in our reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
Unaudited

	Three Months
	Ended March 31,
	2006	2005
NET SALES	$262,119	$256,105
COST OF SALES	239,328	221,707

Gross Profit	22,791	34,398
GENERAL AND ADMINISTRATIVE EXPENSES	10,703	9,218
SELLING EXPENSES	3,308	3,996

Income from operations	8,780	21,184
OTHER INCOME (EXPENSE):
Interest expense	(1,559)	(1,618)
Foreign exchange gains and losses, net	(117)	(142)
Other, net	57	(792)

Income before income taxes	7,161	18,632
INCOME TAX EXPENSE	2,824	153

NET INCOME	$4,337	$18,479

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045

BASIC NET INCOME SHARE	$0.14	$0.60

DILUTED NET INCOME PER SHARE	$0.13	$0.52

COMPREHENSIVE INCOME
Net income	$4,337	$18,479
Foreign currency translation adjustment	92	(198)

NET COMPREHENSIVE INCOME	$4,429	$18,281

		Retail &
Three months ended	Manufacturing	Distribution	Eliminations	Total
2006
Net Sales	$241,974	$45,369	$(25,224)	$262,119
Operating Income	$10,593	$185	$(1,998)	$8,780
2005
Net Sales	$231,665	$62,033	$(37,593)	$256,105
Operating Income	$21,841	$838	$(1,495)	$21,184

	Three Months Ended
	March 31,
	2006	2005
Basic earnings per share:
Net income applicable to common stockholders	$4,337	$18,479
Weighted average common shares outstanding	31,114	30,914

Basic earnings per share	$0.14	$0.60

Diluted earnings per share:
Net income applicable to common stockholders	$4,337	$18,479
After-tax equivalent of interest on convertible notes	741	1,210

Diluted net income applicable to common stockholders	$5,078	$19,689

Weighted average common shares outstanding	31,114	30,914
Dilutive stock options	215	508
Convertible notes equivalent shares	6,578	6,510

Diluted weighted average common shares outstanding	37,907	37,932

Diluted earnings per share	$0.13	$0.52

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	March 31,	December 31,
	2006	2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,651	$67,437
Accounts receivable, net	72,975	131,241
Current portion of finance contracts	1,237	1,472
Inventories	153,607	108,044
Deferred income taxes	40,720	40,550
Prepaid expenses and other	6,754	7,855

Total current assets	314,944	356,599

PROPERTY, PLANT AND EQUIPMENT, net	135,761	131,561

EQUIPMENT LEASED TO OTHERS, net	7,207	7,646

FINANCE CONTRACTS, net of current portion	—	32

DEFERRED INCOME TAXES	—	3,050

GOODWILL, net	76,951	33,018

INTANGIBLES, net	40,025	2,116

OTHER ASSETS	16,306	14,631

	$591,194	$548,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$—	$500
Accounts payable	113,289	84,147
Other accrued liabilities	57,869	58,751

Total current liabilities	171,158	143,398

LONG-TERM DEBT, net of current maturities	125,000	125,000

DEFERRED INCOME TAXES	10,491	—

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	1,333	1,553

STOCKHOLDERS’ EQUITY	283,212	278,702

	$591,194	$548,653

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	Three Months Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,337	$18,479
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,122	4,243
Net (gain) loss on the sale of assets	(16)	680
Deferred income taxes	2,812	—
Tax benefit from exercised stock options	(176)	—
Stock based compensation	867	223
Change in operating assets and liabilities:
Accounts receivable	65,505	(14,774)
Finance contracts	243	918
Inventories	(41,085)	(42,552)
Prepaid expenses and other	989	(521)
Accounts payable and accrued liabilities	11,934	19,100
Other, net	942	67

Net cash provided by (used in) operating activities	50,474	(14,137)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,711)	(6,348)
Acquisitions, net of cash acquired	(71,550)	—
Proceeds from the sale of property, plant and equipment	347	3,528

Net cash used in investing activities	(76,914)	(2,820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	385	2,558
Tax benefit from exercised stock options	176	—
Borrowings under revolving credit facilities	106	15,672
Payments under revolving credit facilities	(106)	(15,672)
Payments under long-term debt obligation	(500)	(500)
Common stock dividends paid	(1,407)	—

Net cash provided by (used in) financing activities	(1,346)	2,058

NET DECREASE IN CASH AND CASH EQUIVALENTS	(27,786)	(14,899)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,437	41,928

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,651	$27,029